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                                                                    EXHIBIT 99.1



PATRON ADDS FINANCIAL SERVICES LEADER TO BOARD
Thursday, January 2, 10:36 am EST

Chicago, IL -- (BUSINESS WIRE) -- January 2, 2003 -- Patron Holdings, Inc. (OTCBB: PAHG) is pleased to announce that Richard G. Beggs, Director, Executive Vice President and Chief Administrative Officer for Daiwa Securities America, will join Patron's board of directors effective January 15th and Chair the Compensation Committee. Mr. Beggs, who is responsible for global integration of Daiwa's operations, brings over 25 years of information technology, risk management, and financial services experience to the Patron board.

"Rich is a seasoned COO, a former CEO, and given his current position is uniquely familiar with the information security issues faced by the financial services industry," said Patrick Allin, CEO of Patron Holdings, Inc. "Daiwa Securities America is a major client of Entelagent Software Corp. and together created Japanese language email content monitoring capabilities. Daiwa will continue to provide insight into future product development.
We are delighted to have Rich join our board of directors."

Prior to joining Daiwa in 1995, Mr. Beggs was the Managing Director and Chief Operating Officer of Kemper Clearing Corporation. He has held several positions at Security Pacific Bank/Bank of America, including President and CEO of the Treasury Management Corporation, President and COO of Security Pacific Securities Inc. and Managing Director of the Global Securities Services Group. He has also held senior management positions at Donaldson, Lufkin and Jenrette and at Salomon Brothers.

Mr. Beggs graduated from Columbia University with a BA in Economics and received an MBA in Finance from Fairleigh Dickinson University.

Patron continues to successfully execute its acquisition, operating and funding plans. The addition of Mr. Beggs to the board is the first step in creating a world class board of directors.


Contacts:


  Patron Systems, Inc., Chicago           Capital Market Relations
  Marie Graul,  847-340-0527              Chris Rosgen, 949-481-9739
  IR@patronsystems.net                    chrisrosgen@capitalmarketrelations.com


About Patron Systems, Inc.


Patron Systems, Inc. is a development stage information security company incorporated in April 2002 to provide security services and technology products to global enterprises. Patron's Security Services Group intends to work with organizations to provide comprehensive, certifiable solutions for trusted information environments. Initial offerings are contemplated to include vulnerability assessments; compliance and certification reviews, training, remediation, monitoring, and managed services. Patron's Technology Products Group, through its planned acquisition of third generation software and hardware, plans to help enterprises address security needs holistically throughout the IT environment. Patron Systems intends to deploy products maintaining the highest standards of independence, product quality and functionality, as well as ROI for the client organization.


Forward Looking Statements


The statements made in this press release are forward-looking and are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, the ability to complete the proposed reincorporation merger or any proposed acquisitions, the ability of Patron or the Company to execute effectively its business plan, changes in the market for information security solutions, changes in market activity, anticipated increases in customers, seasonality, the development of new products and services, the


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enhancement of existing products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, or intentions regarding the future. The Company assumes no obligation to update information concerning its expectations.




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